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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  June 7, 1999

                            SKY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


              Ohio                      0-8209               34-1372535
  (State or other jurisdiction       (Commission            (IRS Employer
           of incorporation)         File Number)          Identification No.)

        221 South Church Street
           Bowling Green, Ohio                                  43402
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:  (419) 327-6300

                                       N/A
          (Former name or former address, if changes since last report)

Item 5:  Other Events

         This current report on Form 8-K, including the investor materials, contains forward-looking statements that involve risk and uncertainty. It should be noted that a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the combined company's forward-looking statements.

         The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the combined company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer business requirements, Congressional legislation, acquisition cost savings and revenue enhancements and similar matters. Readers of this report are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

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         On June 7, 1999, Sky Financial Group, Inc. ("Sky"), and Mahoning
National Bancorp, Inc. ("Mahoning National") announced the signing of a definitive agreement to merge (the "Merger").

         On June 7, 1999, Mahoning National and Sky entered into a stock option agreement granting Sky the option to purchase up to 19.9% of First Western common stock.

         Under the terms of the Merger, Mahoning National shareholders will receive 1.66 shares of Sky common stock (the "Exchange Ratio") for each Mahoning National share owned as of the effective time of the Merger. The Merger will be a tax-free exchange of common stock and will be accounted for as a "pooling of interests." The Merger has been approved unanimously by the Board of Directors of each of Sky and Mahoning National. The Merger is subject to approval by the shareholders of Mahoning National and is subject to certain regulatory approvals.

         Following the Merger, and upon the receipt of all necessary regulatory approvals, The Mahoning National Bank of Youngstown ("Mahoning Bank") will be merged with and into one of Sky's banking subsidiaries, The Citizens Banking Company (which is being renamed Sky Bank).

         The Board of Directors of The Citizens Banking Company will include six
(6) current members of the Mahoning National board. Mahoning National will also gain two board seats on the Sky Board of Directors.

Item 7.           Exhibits.

2 Agreement and Plan of Merger dated June 6, 1999 by and between Sky and Mahoning National.

99.1 Text of Press Release, dated June 7, 1999, issued by Sky and Mahoning National.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SKY FINANCIAL GROUP, INC.


                                            BY:     /s/ Marty E. Adams
                                                --------------------------------
                                                Name:     Marty E. Adams
                                                Title:    President and Chief
                                                          Operating Officer
Dated:  June 7, 1999